Exhibit 10.6

ANNEX I

General Terms and Conditions Applicable to
Restricted Stock Award Made Pursuant to
FelCor’s 2014 Equity Compensation Plan

These General Terms and Conditions (these “General Terms”) shall apply to all restricted stock awards made on or after January 1, 2016 under the 2014 Equity Compensation Plan (the “Plan”) of FelCor Lodging Trust Incorporated (the “Company”).

1.    Incorporation of the Plan. A copy of the Plan, as amended, is attached hereto and hereby incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of these General Terms. All terms used herein that are defined in the Plan shall have the meanings given them in the Plan.

2.    Restricted Period; Vesting; Withholding. Restricted Stock granted pursuant hereto shall be issued and registered in the name of the recipient of the Award (the “Grantee”), and the Grantee shall be entitled to vote the same (in person or by proxy) and to receive all dividends and other distributions thereon unless and until such Restricted Stock is forfeited as hereinafter provided. During the period prior to the date the Restricted Stock granted pursuant hereto becomes vested in the Grantee (the “Restricted Period”), the shares of Restricted Stock shall be recorded on the register of restricted stock maintained by the Company’s transfer agent. At such time, and from time to time, as shares of Restricted Stock become vested in the Grantee and all obligations of the Grantee hereunder and under the Plan with respect thereto shall have been fulfilled, the restrictions set forth in the Restricted Stock Award (the “Award”) to which these General Terms are attached and all forfeiture provisions set forth in the Award, herein or in the Plan shall cease to be applicable to such Restricted Stock, and the shares of Common Stock, then unrestricted, (“Vested Shares”) shall be delivered by the Company to the Grantee. Restricted Stock granted pursuant the Award, until the same becomes vested as herein provided, shall be subject to certain restrictions and to forfeiture upon the occurrence of certain events, all as set forth in the Award.

In connection with vesting Vested Shares, for purposes of satisfying applicable income, employment and other required tax (“Payroll Tax”) withholding requirements, the Company shall withhold that number of Vested Shares equal in value to the statutory amount of related Payroll Tax payable in respect of such Vested Shares. Notwithstanding the foregoing, Grantee may elect, at any time prior to the vesting date, to have the Company withhold a different number of Vested Shares, so long as such different number has a value that is neither less than the minimum or more than the maximum statutory amount of Payroll Tax to be paid in respect of Grantee’s earning Vested Shares. For purposes of this Section 2, the value of

Vested Shares on the vesting date shall be the fair market value of such shares, determined exclusively by reference to the closing price as reported by the New York Stock Exchange of shares of Common Stock on the vesting date (or the nearest trading day preceding the vesting date if the vesting date is not a trading day).

3.    Restrictions. During the Restricted Period applicable to any Restricted Stock granted hereunder:

(a)    The Grantee shall not become vested as to any such Restricted Stock if, (i) after taking into account for calculation purposes all of such Grantee’s “applicable employee remuneration” other than under the Plan, the vesting of such Restricted Stock would cause the Grantee’s “applicable employee remuneration” to exceed $1,000,000 for such taxable year or (ii) the vesting thereof would violate Federal or state securities laws;

(b)    The Restricted Stock and the right to vote the same and to receive dividends thereon may not, except as otherwise provided in the Plan, be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of the Grantee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of the Company pursuant the Award, these General Terms or the Plan.

(c)    If the status of the Grantee as an Employee under the Plan shall terminate for any reason other than (i) the death of the Grantee, (ii) the Disability (as defined in the Plan) of the Grantee, or (iii) the retirement of the Grantee at or after the age of 60, then, in that event, any Restricted Shares outstanding shall, upon such termination, be forfeited by the Grantee to the Company, without the payment of any consideration by the Company, and neither the Grantee nor any of Grantee’s successors, heirs, assigns, or legal representatives shall thereafter have any further rights or interest in the Restricted Stock so forfeited, and the Company shall, at any time thereafter, be entitled to effect the transfer of any Restricted Stock so forfeited into the name of the Company;

(d)    If the status of the Grantee as an Employee under the Plan shall terminate by reason of the death of the Grantee, the Disability of the Grantee or the retirement of the Grantee at or after the age of 60, the Restricted Period (and all restrictions set forth in this Section 3) with respect to all Restricted Stock granted hereby shall be deemed to have expired as of the date of such event;

(e)    If the Company (i) is not to be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) sells all or substantially all of its assets to any other person or entity (other than a subsidiary of the Company) or (iii) is to be dissolved and liquidated, the Restricted Period (and all restrictions set forth in this Section 3) with respect to all Restricted Stock granted hereby shall be deemed to have expired as of the date of next preceding such event;

(f)     Any shares of Restricted Stock eligible to become vested that do not become so vested in accordance with these General Terms or as otherwise set forth in the Award shall be forfeited and returned to the status of authorized but unissued shares under the applicable Plan; and

(g)    If a dispute should arise between the Company and the Grantee relating to the rights, duties or obligations of the Grantee hereunder or under the Award or the Plan with respect to any Restricted Stock granted pursuant to the Award, such dispute shall be resolved by the determination of the Committee, acting in good faith, which determination shall be final and binding upon the Company and the Grantee, and pending such a determination and the resolution of all such disputes to the reasonable satisfaction of the Committee, (i) all Restricted Stock shall remain subject to all of the Restrictions set forth in this Section 3, regardless of any intervening expiration of the Restricted Period, and (ii) any and all dividends payable upon any Restricted Stock shall be set aside and withheld by the Company until all such disputes have been resolved to the reasonable satisfaction of the Committee, at which time the accumulated dividends then held by the Company shall be delivered (without interest thereon) to the person entitled to receive the Restricted Stock upon which such dividends were originally paid.

4.    RESTRICTIONS ON RESALE OF COMPANY COMMON STOCK. IF SHARES OF RESTRICTED STOCK GRANTED PURSUANT TO THE AWARD HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, SUCH SHARES OF RESTRICTED STOCK MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED BY THE GRANTEE ABSENT SUCH REGISTRATION, UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS. ANY CERTIFICATE ISSUED TO THE GRANTEE TO EVIDENCE RESTRICTED STOCK GRANTED PURSUANT HERETO THAT IS NOT SO REGISTERED MAY BEAR A LEGEND TO THE FOREGOING EFFECT.

5.    Notices. All notices, surrenders and other communications required or allowed to be made or given in connection with the Award, the grant of Restricted Stock thereunder and/or as contemplated by these General Terms shall be in writing, shall be effective when received and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to FelCor Lodging Trust Incorporated, 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, Attention: General Counsel; or (ii) if to the Grantee, to the Grantee at the address set forth beneath Grantee’s signature on the Award, or to such other address as to which Grantee may have notified the Company pursuant to this Section 5.

6.    Binding Effect. The Award, including these General Terms, shall bind and, except as specifically provided in the Plan, the Award and these General Terms, shall inure to the benefit of, the respective Successors, heirs, legal representatives and assigns of the Company and Grantee.

7.    Governing Law. The Award and the rights of all persons claiming thereunder shall be construed and determined in accordance with the laws of the State of Maryland.

3